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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GenVec, Inc.:

We consent to the use of our report dated March 13, 2003 with respect to the balance sheets of GenVec, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, included herein, and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


/s/ KPMG LLP


Baltimore, Maryland
July 8, 2003